Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of October 28, 2016

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
WisdomTree U.S. Quality Dividend Growth Fund	0.28%

WisdomTree United Kingdom Hedged Equity Fund	0.48%

WisdomTree Japan Hedged SmallCap Equity Fund	0.58%

WisdomTree U.S. SmallCap Quality Dividend Growth Fund	0.38%

WisdomTree Emerging Markets Quality Dividend Growth Fund	0.63%

WisdomTree Emerging Markets Consumer Growth Fund	0.63%

WisdomTree Germany Hedged Equity Fund	0.48%

WisdomTree Korea Hedged Equity Fund	0.58%

WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%

WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund	0.23%

WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund	0.28%

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund	0.43%

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund	0.48%

WisdomTree Bloomberg Floating Rate Treasury Fund	0.20%

WisdomTree Japan Hedged Real Estate Fund	0.48%

WisdomTree Japan Hedged Financials Fund	0.48%

WisdomTree Japan Hedged Capital Goods Fund	0.48%

WisdomTree Japan Hedged Health Care Fund	0.48%

WisdomTree Japan Hedged Tech, Media and Telecom Fund	0.48%

WisdomTree Europe Quality Dividend Growth Fund	0.58%

WisdomTree International Hedged Quality Dividend Growth Fund	0.58%

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	0.58%

WisdomTree Europe SmallCap Hedged Equity Fund	0.58%

WisdomTree Japan Hedged Quality Dividend Growth Fund	0.48%

WisdomTree Western Asset Unconstrained Bond Fund	0.60%

WisdomTree Japan Quality Dividend Growth Fund	0.48%

WisdomTree International Hedged SmallCap Dividend Fund	0.58%

WisdomTree Global ex-U.S. Hedged Dividend Fund	0.44%

WisdomTree CBOE S&P 500 PutWrite Strategy Fund	0.44%

A-1

Name of Series	Fee %
WisdomTree Barclay’s U.S. Aggregate Bond Enhanced Yield Fund	0.20%

WisdomTree International Hedged Equity Fund	0.35%

WisdomTree Strong Dollar U.S. Equity Fund	0.33%

WisdomTree Weak Dollar U.S. Equity Fund	0.33%

WisdomTree Global ex-U.S. Hedged Real Estate Fund	0.58%

WisdomTree Strong Dollar Emerging Markets Equity Fund	0.58%

WisdomTree Europe Local Recovery Fund	0.58%

WisdomTree Global SmallCap Dividend Fund	0.43%

WisdomTree Global Hedged SmallCap Dividend Fund	0.43%

WisdomTree Dynamic Long/Short U.S. Equity Fund	0.53%

WisdomTree Dynamic Bearish U.S. Equity Fund	0.53%

WisdomTree Dynamic Currency Hedged International Equity Fund	0.40%

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	0.48%

WisdomTree Dynamic Currency Hedged Japan Equity Fund	0.48%

WisdomTree Dynamic Currency Hedged Europe Equity Fund	0.48%

WisdomTree International Quality Dividend Growth Fund	0.48%

WisdomTree Emerging Markets Dividend Fund	0.32%

WisdomTree Global ex-Mexico Equity Fund	0.35%

WisdomTree Fundamental U.S. Corporate Bond Fund	0.28%

WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund	0.28%

WisdomTree Fundamental U.S. High Yield Corporate Bond Fund	0.48%

WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund	0.48%

WisdomTree Fundamental U.S. BBB Corporate Bond Fund	0.28%

WisdomTree Fundamental U.S. Short-Term BBB Corporate Bond Fund	0.28%

WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund	0.58%

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:		By:

Name:	Jonathan Steinberg	Name:	Gregory Barton

Title:	President	Title:	Chief Operating Officer

A-2